Exhibit 1.02

Keurig Green Mountain, Inc.

Conflict Minerals Report

For the reporting period from January 1, 2013 to December 31, 2013

This Conflict Minerals Report (this “Report”) of Keurig Green Mountain, Inc. (the “Company”) has been prepared pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2013 to December 31, 2013.

The Rule requires disclosure of certain information when a company manufactures, or contracts to manufacture, products and any of the minerals specified in the Rule are necessary to the functionality or production of such products.  The specified minerals, which the Company collectively refer to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite and their derivatives, which are limited to tantalum, tin and tungsten.  The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.  As described in this Report, certain Conflict Minerals are necessary to the functionality or production of products that the Company manufactures or contracts to manufacture.

Description of the Company’s Products Covered by this Report

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of the product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2013.

These products, which are referred to in this Report collectively as the “Covered Products,” were identified by the Company’s internal procurement team, with input from the Company’s contract manufacturers who reviewed and identified suppliers who provide us with products or parts that contain metal.  The Covered Products identified are the following:

•                  Die casting

•                  Electronics

•                  Hot water tanks

•                  Metal parts

•                  Motors

•                  Plating

•                  Pumps & valves

•                  Sheet metal

•                  Solder

•                  Valves and switches

•                  Wiring / hoses/ tubs

The Company’s Due Diligence Process

The Company has in good faith conducted a reasonable country of origin inquiry regarding the Conflict Minerals.  This country of origin inquiry was designed to determine whether any of the Conflict Minerals used in certain products originated in the Covered Countries and whether any of such Conflict Minerals may be from recycled or scrap sources.  The Company also performed due diligence on the source and chain of custody of such Conflict Minerals.  The Company’s due diligence measures have been designed to conform to the framework in the Organisation for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas:  Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”). Members from the Company’s procurement, legal, sustainability and internal audit teams were involved in the due diligence process, which was led by the responsible sourcing team.

The Company included a policy relating to Conflict Minerals (the “Company Policy”) in its Responsible Sourcing Supplier Guidelines, incorporating the standards set forth in the OECD Guidance.  The Company Policy states in part that the Company is committed to: (1) supporting the aims and objectives of the U.S. legislation on the disclosure of Conflict Minerals; (2) not knowingly procuring Conflict Minerals that originate from facilities in the “Conflict Region” that are not certified as “conflict free”; and (3) ensuring compliance with the Policy.  The Company’s Responsible Sourcing Supplier Guidelines apply to all aspects of the Company’s supply chain and is available at http://www.keuriggreenmountain.com/~/media/Sustainability/PDF/SupplyChain/KeurigGreenMountainSupplierGuidelines.ashx.

The Company’s supply chain with respect to the Covered Products is complex, and the supply chain includes many third parties between the finished Covered Products and the original sources of the Conflict Minerals.  The Company does not purchase Conflict Minerals directly from mines, smelters or refiners, so it must therefore rely on its suppliers to provide information regarding the origin of Conflict Minerals that are included in the Covered Products.  Moreover, the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, and therefore the Company has taken steps to identify the applicable smelters and refiners of Conflict Minerals in the Company’s supply chain.

In compliance with the OECD Guidance, from April 2013 through May 2014, the Company, either directly or through its contract manufacturers surveyed 280 of the Company’s suppliers with respect to the origin of the Conflict Minerals, if any, that are included in the Covered Products.  The Company provided suppliers with an internal template modeled after the Conflict Minerals Reporting Template as provided by the CFSI (the “CFSI Conflict Minerals Reporting Template”), an initiative of the Electronic Industry Citizenship Coalition, Incorporated (“EICC”) and the Global e-Sustainability Initiative (“GeSI”), and instructed suppliers to either return the internally prepared template or the CFSI Conflict Minerals Reporting Template. As it refined its diligence process, the Company began to exclusively provide and request the CFSI Conflict Minerals Reporting Template. For those suppliers that initially completed and returned the internally prepared template, the Company is following up with them to obtain a completed CFSI Conflict Minerals Reporting Template.  The Company’s contract manufacturers in turn solicited, on behalf of the Company, responses from suppliers whose part or product may contain a Conflict Mineral and who are direct suppliers to our contract manufacturers.

As of May 21, 2014, of those 280 suppliers surveyed by the Company or its contract manufacturers:

•                  20 suppliers affirmed they do not use any Conflict Minerals in the products provided to the Company; the Company believes such reports to be complete and trustworthy;

•                  3 suppliers affirmed that a portion of the smelters used by them are active in the CFSI Conflict-Free Smelter Program, but the Company and/or the appropriate contract manufacturer is continuing to work with such suppliers on determining the country of origin for the remaining smelters;

•                  206 suppliers provided responses that the Company and/or the appropriate contract manufacturer is continuing to follow-up on (either because (1) the information appeared incomplete, incorrect and/or untrustworthy, and/or (2) additional information is required on the supplier and/or their Conflict Minerals due diligence process, and/or (3) the country of origin data requires validation);

•                  5 suppliers provided responses that the Company is currently validating;

•                  46 suppliers have not responded; the Company and/or the appropriate contract manufacturer is continuing to follow-up with such unresponsive suppliers.

Upon receipt by the Company, the Company’s responsible sourcing team sought to determine whether the responses appeared reasonable based on the part(s) and/or product(s) supplied to the Company.  Where appropriate, members of the responsible sourcing team followed up with suppliers and the supplier management team to better understand the part or product.  For those suppliers that provided incomplete information, or if further information was needed from a supplier (for example, if the information received appeared incorrect or not trustworthy), the Company or the appropriate contract manufacturer requested further information/detail from such supplier relating to the presence of Conflict Minerals or the smelter information, as applicable.  For those suppliers who did not respond to the initial inquiry, the Company and/or the appropriate contract manufacturer sent them a follow-up inquiry to solicit their response.

For suppliers that indicated in their responses that they do use Conflict Minerals in their part(s) and/or product(s) and provided the applicable smelter information, the Company reconciled the reported smelters against the list of certified smelters included in the CFSI Conflict-Free Smelter Program (available at www.conflictfreesourcing.org).  If the reported smelter was not listed by the CFSI Conflict-Free Smelter Program, or if the Company had insufficient information to confirm that the smelter reported by the supplier was the same smelter on the CSFI certified smelter list, the Company is following up either directly or through the appropriate contract manufacturer with the supplier to obtain additional information about the smelter(s) used.

To date the Company has been unable to verify a significant percentage of the smelters and refiners identified through the due diligence process.  Based on the information that was provided by the Company’s suppliers and otherwise obtained through the due diligence process, the Company reasonably determined that facilities used to process the Conflict Minerals contained in the Covered Products included 25 smelters and refiners on the CSFI certified smelter list.  Based on the information that was provided by the Company’s suppliers and otherwise obtained through the due diligence process, the Company has not been able to identify a large number of smelters and refiners on the CSFI certified smelter list.  A list of those uncertified smelters and refiners identified during the due diligence process is included in Annex I to this Report.

Based on the information that was provided by the Company’s suppliers and otherwise obtained through the diligence process, the Company reasonably determined that 13 suppliers provide part(s) or product(s) that contain Conflict Minerals that are produced in part from scrap and/or recycled materials; however, none of those suppliers appear to exclusively use Conflict Minerals derived from scrap and/or recycled materials in the Covered Products.

Conclusion

Based on the information obtained pursuant to the due diligence process, the Company does not have sufficient information to describe or identify all facilities used to process or to determine the country of origin of the Conflict Minerals in the Covered Products.

Process Improvement

The Company expects to take the following steps, among others, to improve its due diligence measures and to further mitigate the risk that the Conflict Minerals contained in the Company’s products finance or benefit armed groups in the Covered Countries:

•                  continuing to engage with suppliers to obtain current, accurate and complete information about supply chain;

•                  encouraging suppliers to implement responsible sourcing and to have them encourage smelters and refiners to obtain a “conflict-free” designation from an independent, third-party auditor;

•                  directly engaging with the CFSI;

•                  enhancing the Company’s tracking and reporting tools to integrate the GeSI template within its online sustainability metrics management system; and

•                  continuing to evaluate the Company’s due diligence measures to identify more efficient and effective means to obtain current, accurate and complete information about its supply chain.

ANNEX I

Uncertified Smelters and Refiners Identified

Based on the information that was provided by the Company’s suppliers and otherwise obtained through the due diligence process, the following smelters and refiners were identified by the Company’s suppliers but which the Company has not been able to identify on the CSFI certified smelter list.

METAL	SMELTER/REFINER NAME	COUNTRY
GOLD	HUAYI	CHINA
GOLD	WESTERN AUSTRALIAN MINT TRADING AS THE PERTH MINT	AUSTRALIA
GOLD	UMICORE BRASIL LTDA	BRAZIL

METAL	SMELTER/REFINER NAME	COUNTRY
GOLD	XSTRATA CANADA CORPORATION	CANADA
GOLD	XSTRATA CANADA CORPORATION CCR REFINERY	CANADA
GOLD	CODELCO	CHILE
GOLD	HENAN ZHONGYUAN GOLD SMELTERY CO., LTD.	CHINA
GOLD	SHANDONG ZHAOJIN GOLD AND SILVER REFINING CO.	CHINA
GOLD	ZHONGYUAN GOLD SMELTER OF ZHONGJIN GOLD COPORATION	CHINA
GOLD	ACADEMYPRECIOUSMETALS(CHINA)CO.,LTD	CHINA
GOLD	HERAEUS	CHINA
GOLD	HERAEUS ZHAOYUAN CHANGSHU ELECTRONIC MATERIALS CO., LTD	CHINA
GOLD	INNER MONGOLIA QIANKUN GOLD AND SILVER REFINERY SHARE COMPANY LIMITED	CHINA
GOLD	JIANGXI COPPER COMPANY LIMITED	CHINA
GOLD	KUNSHAN JINLI CHEMICAL INDUSTRY REAGENTS CO., LTD.	CHINA
GOLD	SHANDONG ZHAOJIN GOLD & SILVER REFINERY CO., LTD	CHINA
GOLD	SOOCHOW UNIVERSITY’S	CHINA
GOLD	SUZHOU XINGRUI NOBLE	CHINA
GOLD	THE GREAT WALL GOLD AND SILVER REFINERY OF CHINA	CHINA
GOLD	THE REFINERY OF SHANDONG GOLD MINING CO. LTD	CHINA
GOLD	TONGLING NONFERROUS METALS GROUP HOLDINGS CO; LTD	CHINA
GOLD	YANTAI ZHAOJIN KANFORT PRECIOUS METALS INCORPORATED COMPANY	CHINA
GOLD	YUNNAN CHENGFENG	CHINA
GOLD	YUNNAN TIN COMPANY LIMITED	CHINA

Metal	SMELTER/REFINER NAME	COUNTRY
GOLD	ZHONGJIN GOLD CORPORATION LTG	CHINA
GOLD	ZHONGYUAN GOLD SMELTER OF ZHONGJIN GOLD CORPORATION	CHINA
GOLD	ZIJIN MINING GROUP CO. LTD	CHINA
GOLD	CODELCO
GOLD	AURUBIS AG	GERMANY
GOLD	HERAEUS PRECIOUS METALS GMBH & CO. KG	GERMANY
GOLD	LBMA	GERMANY
GOLD	SCOTIA MOCATTA	HONG KONG
GOLD	PT ANEKA TAMBANG (PERSERO) TBK	INDONESIA
GOLD	PT TIMAH	INDONESIA
GOLD	TANAKA
GOLD	PAN PACIFIC COPPER CO. LTD., (JX NIPPON MINING & METALS CO., LTD GROUP)	JAPAN
GOLD	AIDA CHEMICAL INDUSTRIES CO. LTD.	JAPAN
GOLD	ASAKA RIKEN CO LTD	JAPAN
GOLD	CHUGAI MINING	JAPAN
GOLD	JAPAN MINT	JAPAN
GOLD	JX NIPPON MINING & METALS CO., LTD	JAPAN
GOLD	MITUI KINZOKU CO LTD TAKEHARA SEIRENJYO	JAPAN
GOLD	N.E. CHEMCAT CORPORATOIN	JAPAN
GOLD	PAN PACIFIC COPPER CO. LTD	JAPAN
GOLD	SOJITZ	JAPAN
GOLD	SUMITOMO METAL MINING CO. LTD.	JAPAN
GOLD	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
GOLD	YOKOHAMA METAL CO LTD	JAPAN
GOLD	KAZZINC LTD	KAZAKHSTAN
GOLD	CENTRAL BANK OF THE DPR OF KOREA	KOREA, REPUBLIC OF
GOLD	DAEJIN INDUS CO. LTD	KOREA, REPUBLIC

Metal	SMELTER/REFINER NAME	COUNTRY
OF
GOLD	DAERYONGENC	KOREA, REPUBLIC OF
GOLD	DAERYOUNG E&C	KOREA, REPUBLIC OF
GOLD	DO SUNG CORPORATION	KOREA, REPUBLIC OF
GOLD	HWASUNG CJ CO., LTD	KOREA, REPUBLIC OF
GOLD	KOREA METAL	KOREA, REPUBLIC OF
GOLD	MK ELECTRON	KOREA, REPUBLIC OF
GOLD	SAMWON METALS CORP.	KOREA, REPUBLIC OF
GOLD	SD(SAMDOK) METAL	KOREA, REPUBLIC OF
GOLD	TORECOM	KOREA, REPUBLIC OF
GOLD	YOO CHANG METAL INC.	KOREA, REPUBLIC OF
GOLD	KYRGYZALTYN JSC	KYRGYZSTAN
GOLD	CARIDAD	MEXICO
GOLD	MET-MEX PEÑOLES, S.A.	MEXICO
GOLD	NAVOI
GOLD	SCHONE EDELMETAAL	NETHERLANDS
GOLD	MINSUR	PERU
GOLD	BANGKO SENTRAL NG PILIPINAS (CENTRAL BANK OF THE PHILIPPINES)	PHILIPPINES
GOLD	JSC “AURAT”	RUSSIAN FEDERATION
GOLD	FSE NOVOSIBIRSK REFINERY	RUSSIAN FEDERATION
GOLD	JSC EKATERINBURG NON-FERROUS METAL PROCESSING PLANT	RUSSIAN FEDERATION
GOLD	JSC URALECTROMED	RUSSIAN FEDERATION

Metal	SMELTER/REFINER NAME	COUNTRY
GOLD	MOSCOW SPECIAL ALLOYS PROCESSING PLANT	RUSSIAN FEDERATION
GOLD	OJSC “THE GULIDOV KRASNOYARSK NON-FERROUS METALS PLANT” (OJSC KRASTVETMET)	RUSSIAN FEDERATION
GOLD	OJSC KOLYMA REFINERY	RUSSIAN FEDERATION
GOLD	PRIOKSKY PLANT OF NON-FERROUS METALS	RUSSIAN FEDERATION
GOLD	SOE SHYOLKOVSKY FACTORY OF SECONDARY PRECIOUS METALS	RUSSIAN FEDERATION
GOLD	L’ AZURDE COMPANY FOR JEWELRY	SAUDI ARABIA
GOLD	COOKSON GROUP	SPAIN
GOLD	BOLIDEN AB	SWEDEN
GOLD	CENDRES & MÉTAUX SA	SWITZERLAND
GOLD	PX PRÉCINOX SA	SWITZERLAND
GOLD	E-CHEM ENTERPRISE CORP	TAIWAN
GOLD	ATASAY KUYUMCULUK SANAYI VE TICARET A.S.	TURKEY
GOLD	NADIR METAL RAFINERI SAN. VE TIC. A.Ş.	TURKEY
GOLD	SABIN METAL CORP.	UNITED STATES
GOLD	SO ACCURATE REFINING SERVICES	UNITED STATES
GOLD	TECHNIC INC	UNITED STATES
GOLD	ALMALYK MINING AND METALLURGICAL COMPLEX (AMMC)	UZBEKISTAN
GOLD	NAVOI MINING AND METALLURGICAL COMBINAT	UZBEKISTAN
GOLD	XSTRATA CANADA CORPORATION
TANTALUM	GANNON & SCOTT	UNITED STATES
TANTALUM	GLOBAL ADVANCED METALS	UNITED STATES

Metal	SMELTER/REFINER NAME	COUNTRY
TIN	P.T. KOBATIN
TIN	CHINA TIN SMELTING CO., LTD.	中國廣西來賓
TIN	METALLO CHIMIQUE	BELGIUM
TIN	EM VINTO	BOLIVIA
TIN	COOPER SANTA	BRAZIL
TIN	SOFT METAIS LTDA	BRAZIL
TIN	WHITE SOLDER METALURGIA	BRAZIL
TIN	SOUTH KOREA ONSAN II	CHILE
TIN	CHINA-TIN GROUP CO., LTD.	CHINA
TIN	LIUZHOU CHINA TIN	CHINA
TIN	PT STANINDO INTL PERKASA	CHINA
TIN	YUNNAN TIN GROUP	CHINA
TIN	CNMC (GUANGXI) PGMA CO. LTD.	CHINA
TIN	GEJIU ZI-LI	CHINA
TIN	GOLD BELL GROUP	CHINA
TIN	JIANGXI NANSHAN	CHINA
TIN	LINWU XIANGGUI SMELTER CO	CHINA
TIN	LIUZHOU TIN	CHINA
TIN	MINMETALS GANZHOU TIN CO. LTD.	CHINA
TIN	PERFECTION SCIENCE&TECHNOLOGY(DONGGUAN)CO.,LTD	CHINA
TIN	WU XI SHI YI ZHENG JI XIE SHE BEI COMPANY	CHINA
TIN	YIFENG TIN INDUSTRY (CHENZHOU) CO LTD	CHINA
TIN	YUNNAN CHENGFENG	CHINA
TIN	YUNNAN CHENGFENG NON-FERROUS METALS CO LTD	CHINA
TIN	YUNNAN TIN COMPANY LIMITED	CHINA
TIN	CV UNITED SMELTING	INDONESIA
TIN	P.T. KOBA TIN	INDONESIA
TIN	PT STANINDO INTL PERKASA	INDONESIA
TIN	PT KOBA TIN	INDONESIA
TIN	COBA	INDONESIA

Metal	SMELTER/REFINER NAME	COUNTRY
TIN	PT KOBA TIN	INDONESIA
TIN	PT. BANGKA PUTRA KARYA	INDONESIA
TIN	PT STANINDO INTL PERKASA	INDONESIA
TIN	CV DS JAYA ABADI	INDONESIA
TIN	CV DUTA PUTRA BANGKA	INDONESIA
TIN	CV JUSTINDO	INDONESIA
TIN	CV MAKMUR JAYA	INDONESIA
TIN	CV NURJANAH	INDONESIA
TIN	CV SERUMPUN SEBALAI	INDONESIA
TIN	CV UNITED SMELTING	INDONESIA
TIN	INDONESIAN STATE TIN CORPORATION	INDONESIA
TIN	KETABANG	INDONESIA
TIN	PT ALAM LESTARI KENCANA	INDONESIA
TIN	PT ARTHA CIPTA LANGGENG	INDONESIA
TIN	PT BABEL INTI PERKASA	INDONESIA
TIN	PT BABEL SURYA ALAM LESTARI	INDONESIA
TIN	PT BANGKA KUDAI TIN	INDONESIA
TIN	PT BANGKA PUTRA KARYA	INDONESIA
TIN	PT BANGKA TIMAH UTAMA SEJAHTERA	INDONESIA
TIN	PT BELITUNG INDUSTRI SEJAHTERA	INDONESIA
TIN	PT BILLITIN MAKMUR LESTARI	INDONESIA
TIN	PT BUKIT TIMAH	INDONESIA
TIN	PT EUNINDO USAHA MANDIRI	INDONESIA
TIN	PT FANG DI MULTINDO	INDONESIA
TIN	PT HP METALS INDONESIA	INDONESIA
TIN	PT KOBA TIN	INDONESIA
TIN	PT MITRA STANIA PRIMA	INDONESIA
TIN	PT REFINED BANKA TIN	INDONESIA
TIN	PT SARIWIGUNA BINASENTOSA	INDONESIA
TIN	PT STANINDO INTI PERKASA	INDONESIA
TIN	PT SUMBER JAYA INDAH	INDONESIA
TIN	PT TIMAH	INDONESIA
TIN	PT TIMAH NUSANTARA	INDONESIA
TIN	PT TININDO INTER NUSA	INDONESIA
TIN	PT YINCHENDO MINING INDUSTRY	INDONESIA

Metal	SMELTER/REFINER NAME	COUNTRY
TIN	PT. CITRALOGAM ALPHASEJAHTERA	INDONESIA
TIN	PT. REFINED BANJKATIN	INDONESIA
TIN	TIMAH	INDONESIA
TIN	日立製錬㈱	JAPAN
TIN	MINSUR	PERU
TIN	NOVOSIBIRSK INTEGRATED TIN WORKS	RUSSIAN FEDERATION
TIN	RUI DA HUNG	TAIWAN
TIN	THAILAND SMELTING AND REFINING CO., LTD.	THAILAND
TIN	THAILAND SMELTING AND REFINING CO. LTD.	THAILAND
TIN	THAISARCO	THAILAND
TIN	COOKSON	UNITED STATES
TIN	YUNNAN CHENGFENG
TIN	METALLO CHIMIQUE	BELGIUM
TIN	EM VINTO	BOLIVIA
TIN	COOPER SANTA	BRAZIL
TIN	CNMC (GUANGXI) PGMA CO. LTD.	CHINA
TIN	GEJIU ZI-LI	CHINA
TIN	GOLD BELL GROUP	CHINA
TIN	HUICHANG JINSHUNDA TIN CO. LTD	CHINA
TIN	JIANGXI NANSHAN	CHINA
TIN	KAI UNITA TRADE LIMITED LIABILITY COMPANY	CHINA
TIN	LINWU XIANGGUI SMELTER CO	CHINA
TIN	LIUZHOU CHINA TIN	CHINA
TIN	MINMETALS GANZHOU TIN CO. LTD.	CHINA
TIN	YUNNAN CHENGFENG	CHINA
TIN	CV DUTA PUTRA BANGKA	INDONESIA
TIN	CV GITA PESONA	INDONESIA
TIN	CV JUSTINDO	INDONESIA
TIN	CV MAKMUR JAYA	INDONESIA

Metal	SMELTER/REFINER NAME	COUNTRY
TIN	CV NURJANAH	INDONESIA
TIN	CV PRIMA TIMAH UTAMA	INDONESIA
TIN	CV SERUMPUN SEBALAI	INDONESIA
TIN	CV UNITED SMELTING	INDONESIA
TIN	PT ALAM LESTARI KENCANA	INDONESIA
TIN	PT ARTHA CIPTA LANGGENG	INDONESIA
TIN	PT BABEL INTI PERKASA	INDONESIA
TIN	PT BABEL SURYA ALAM LESTARI	INDONESIA
TIN	PT BANGKA KUDAI TIN	INDONESIA
TIN	PT BANGKA PUTRA KARYA	INDONESIA
TIN	PT BANGKA TIMAH UTAMA SEJAHTERA	INDONESIA
TIN	PT BANGKA TIN INDUSTRY	INDONESIA
TIN	PT BELITUNG INDUSTRI SEJAHTERA	INDONESIA
TIN	PT BILLITIN MAKMUR LESTARI	INDONESIA
TIN	PT DS JAYA ABADI	INDONESIA
TIN	PT EUNINDO USAHA MANDIRI	INDONESIA
TIN	PT FANG DI MULTINDO	INDONESIA
TIN	PT HP METALS INDONESIA	INDONESIA
TIN	PT KARIMUN MINING	INDONESIA
TIN	PT KOBA TIN	INDONESIA
TIN	PT MITRA STANIA PRIMA	INDONESIA
TIN	PT PANCA MEGA	INDONESIA
TIN	PT REFINED BANKA TIN	INDONESIA
TIN	PT SARIWIGUNA BINASENTOSA	INDONESIA
TIN	PT SEIRAMA TIN INVESTMENT	INDONESIA
TIN	PT STANINDO INTI PERKASA	INDONESIA
TIN	PT SUMBER JAYA INDAH	INDONESIA
TIN	PT TAMBANG TIMAH	INDONESIA
TIN	PT TIMAH NUSANTARA	INDONESIA
TIN	PT TININDO INTER NUSA	INDONESIA
TIN	PT TOMMY UTAMA	INDONESIA
TIN	PT YINCHENDO MINING INDUSTRY	INDONESIA
TIN	NOVOSIBIRSK INTEGRATED TIN WORKS	RUSSIAN FEDERATION
TIN	COOKSON	UNITED STATES

Metal	SMELTER/REFINER NAME	COUNTRY
TUNGSTEN	NANCHANG CEMENTED CARBIDE LIMITED LIABILITY COMPANY	CHINA
TUNGSTEN	CHAOZHOU XIANGLU TUNGSTEN INDUSTRY CO LTD	CHINA
TUNGSTEN	CHINA MINMETALS NONFERROUS METALS CO LTD	CHINA
TUNGSTEN	CHONGYI ZHANGYUAN TUNGSTEN CO LTD	CHINA
TUNGSTEN	GANZHOU GRAND SEA W & MO GROUP CO LTD	CHINA
TUNGSTEN	JIANGXI RARE EARTH & RARE METALS TUNGSTEN GROUP CORP	CHINA
TUNGSTEN	JIANGXI TUNGSTEN INDUSTRY GROUP CO LTD	CHINA
TUNGSTEN	MINMETALS GANZHOU TIN CO. LTD.	CHINA
TUNGSTEN	ZHUZHOU CEMENTED CARBIDE GROUP CO LTD	CHINA
TUNGSTEN	JAPAN NEW METALS CO LTD	JAPAN
TUNGSTEN	ATI TUNGSTEN MATERIALS	UNITED STATES
TUNGSTEN	CHAOZHOU XIANGLU TUNGSTEN INDUSTRY CO LTD	CHINA
TUNGSTEN	CHINA MINMETALS NONFERROUS METALS CO LTD	CHINA
TUNGSTEN	CHONGYI ZHANGYUAN TUNGSTEN CO LTD	CHINA
TUNGSTEN	JIANGXI RARE EARTH & RARE METALS TUNGSTEN GROUP CORP	CHINA
TUNGSTEN	JIANGXI TUNGSTEN INDUSTRY GROUP CO LTD	CHINA
TUNGSTEN	ZHUZHOU CEMENTED CARBIDE GROUP CO LTD	CHINA
TUNGSTEN	ATI TUNGSTEN MATERIALS	UNITED STATES